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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this registration statement.

                                                 ARTHUR ANDERSEN LLP

Denver, Colorado,
January 17, 1997